[WEBSITE  RESULTS  LOGO]


INVOICE

INVOICE  DATE:  06114199

TRAFFIC  INSERTION  ORDER:

Scott  Claverie
GoOn-line.com
25  Main  Street
Chico,  CA  95928

Tel-  530-891-4100
Fax:  530-896-8284

SEARCH  ENGINE  MARKETING  PACKAGE

1. Keyword evaluation by Internet marketing specialist. 2. Creation of search engine-focused Smart Pages for multiple keywords/keyword phrases (creation of 4 Smart Pages per keyword). 3. Submission and monitoring of Smart Pages to Major Search engines for indexing and subsequent traffic.

Total Visitors: 9,000 Per Visitor $.15 Per visitor delivered to client site via SmartPage Technology from the major search engines wtih a total number of visitors not to exceed 9, 000 unique visitors Retainer will be prepaid against traffic fulfillment to, Website Results, at the agreed upon rate of $.15 per visitor. Website Results and client will evaluate the traffic delivered at the conclusion of this campaign and create a Phase 11 thereafter. Website Results services are ongoing, however, client reserves the right to terminate said services at the conclusion of the "test" campaign.

Total  Campaign:  $1,295.00  (Now  due  &  payable)

Respectfully,
Jeff  Reynolds
Website  Results